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                                  Exhibit 23(e)

                             CHARLES WEBB & COMPANY
                                  A DIVISION OF

                          KEEFE, BRUYETTE & WOODS, INC.






                       CONSENT OF CHARLES WEBB & COMPANY,
                   A DIVISION OF KEEFE, BRUYETTE & WOODS, INC.




September 30, 1999




We consent to the inclusion in this Registration Statement on Form S-4 of Camco Financial Corporation of our opinion set forth as Annex B to the Prospectus/Joint Proxy Statement, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Prospectus/Joint Proxy Statement under the caption "Opinion of Charles Webb & Company."


CHARLES WEBB & COMPANY,
A DIVISION OF KEEFE, BRUYETTE & WOODS, INC.


















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